Exhibit 3.1(e)


                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                          Pro Tech Communications, Inc.
                          -----------------------------
    (Name of corporation as currently filed with the Florida Dept. of State)

                                  P94000073077
                                  ------------
                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):
---------------------------------
                                          N/A
--------------------------------------------------------------------------------
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Section 5(f) of the Articles of Amendment to Articles of Incorporation of Pro Tech Communications, Inc. filed with the Department of State of the State of Florida on July 30, 2001 and creating a Series B Convertible Preferred Stock is herby deleted in its entirety and replaced with the following:

     "(f) Mandatory Conversion. If (i) the Registrable Securities have been registered for resale in the Registration Statement (as defined in Section 8(a) below), and such Registration Statement was or has been effective for no less than two years in the aggregate following the Required Effective Date, or the Registrable Securities may be sold pursuant to Rule 144(k) or another available exemption under the Securities Act of 1933, as amended, without volume or other restrictions or limits, and (ii) any Series B Preferred Shares remain outstanding on March 31, 2008, then all such Series B Preferred Shares shall be converted as of such date in accordance with this Section 5 as if the holders of such Series B Preferred Shares had given the Conversion Notice on March 31, 2008, and the Conversion Date had been fixed as of March 31, 2008, for all purposes of this Section 5, and all holders of Series B Preferred shares shall thereupon and within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed or accompanied by a duly executed assignment for cancellation, to the Corporation or the Transfer Agent. No person shall thereafter have any rights in respect of Series B Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 5."

                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

                                       N/A

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

The date of each amendment(s) adoption:  March 20, 2006
                                         --------------

Effective date if applicable:  March 23, 2006
               -------------   --------------
                (no more than 90 days after amendment file date)

Adoption of Amendment(s)            (CHECK ONE)

/X/ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

/ / The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

     "The  number of votes cast for the  amendment(s)  was/were  sufficient  for
     approval by                                        ."
                           (voting group)

/ / The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

/ /  The  amendment(s)   was/were  adopted  by  the   incorporators   without
     shareholder action and shareholder action was not required.




     Signature             /s/ Mary Christian-Hein

                           (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                               Mary Christian-Hein
                               -------------------
                    (Typed or printed name of person signing)

                  Sr. Vice President & Chief Financial Officer
                  --------------------------------------------
                            (Title of person signing)

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